EXHIBIT 23.2
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                                     [LOGO]
                                      CRISP
                                       CH
                                     HUGHES
                                --& CO., L.L.P.--
                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS



                        Consent of Independent Auditors



We consent to the reference of our firm under the captions "Experts" and "Legal and Tax Opinions" and the use of our report dated January 27, 1997, with respect to the consolidated financial statements of Security Federal Savings Bank and Subsidiary included in Amendment No. 1 to Form AC, Amendment No. 1 to the Registration Sttement (Form SB-2) and Related Prospectus of SFB Bancorp, Inc.




                                    /s/Crisp Hughes & Co., L.L.P.
                                    -----------------------------
                                    CRISP HUGHES & CO., L.L.P.



Asheville, North Carolina
April 8, 1997




       32 Orange Street - P.O. Box 3049 - Asheville, North Carolina 28802
                       (704) 254-2254 - FAX (704) 254-6859
         Other Offices: Boone, Burnsville, Sylva, NC and Greenville, SC

       Member of: The American Institute of Certified Public Accountants,
                 The Continental Association of CPA Firms, Inc.,
        The Intercontinental Accounting Associates and The North Carolina
                     and South Carolilna Associates of CPAs